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                                          EXHIBIT 11
                     EXECUTONE INFORMATION SYSTEMS, INC. AND SUBSIDIARIES

                    STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS
                           (In Thousands, Except Per Share Amounts)


                                                           Years Ended December 31,
                                                  -------------------------------------
                                                      1995          1994          1993
                                                  -------------------------------------
Income (Loss) From Continuing Operations          $(36,934)       $6,734         $4,903

Discontinued Operatations:
    Income from Operations, Net of Taxes               ---           153            298
    Gain on Disposal, Net of Taxes                     ---           604            ---
                                                  -------------------------------------

Net Income (Loss)                                 $(36,934)       $7,491         $5,201
                                                  -------------------------------------
                                                  -------------------------------------


Weighted Average Number of Common
    Shares Outstanding                              46,919        43,705         32,926

Common Stock Equivalent Shares Assumed
    to be Issued for Dilutive Stock Options
    and Warrants                                       ---         3,992         15,357
                                                  -------------------------------------

Total Weighted Average Common and
    Common Equivalent Shares Outstanding            46,919        47,697         48,283
                                                  -------------------------------------
                                                  -------------------------------------


Earnings (Loss) per Common Share:
    Continuing Operations                         $  (0.79)      $   0.14      $   0.10
    Discontinued Operations                           0.00           0.02          0.01
                                                  -------------------------------------

    Net Income (Loss)                             $  (0.79)      $   0.16      $   0.11
                                                  -------------------------------------
                                                  -------------------------------------


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